UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

WHITE FOX VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	File Number: 020-33367	39-3338203
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 Veterans Memorial Hwy SE. Suite 660, Mabletown, GA, 30126
(Address of principal executive offices) (Zip Code)

(336) 462-7417
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [X]

Securities registered pursuant to Section l 2(b) of the Act

Title of each class Trading	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001	AWAW	OTCMKTS

 Item 2.01 Completion of Acquisition or Distribution of Assets.

On September 3, 2025, pursuant to a Stock Purchase Agreement dated as of September 3, 2025 (the “SPA”), Opportunity Zones Capital, LLC, a California limited liability company (the “Seller”), sold to Mark Jones (the “Purchaser”) all fifty (50) issued and outstanding shares of the Special 2022 Series A Preferred Stock of White Fox Ventures, Inc., a Nevada corporation (the “Company”).

The Special 2022 Series A Preferred Stock represented controlling voting power of the Company and constituted substantially all of the voting equity interests disposed of by the Seller. The transaction resulted in the disposition by the Seller, on a fully diluted basis, of beneficial ownership of a majority of the voting power of the Company’s outstanding capital stock.

The aggregate consideration paid by the Purchaser and other material terms of the transaction are described in the SPA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The SPA superseded and terminated in its entirety a Simple Agreement for Future Equity previously entered into between the Seller and the Purchaser on July 21, 2025.

The transaction also resulted in a change in control of the Company, which is more fully described in Item 5.01 of this Current Report and is incorporated herein by reference.

 Item 5.01. Change of Control of Registrant.

As disclosed in Item 2.01 of this Current Report, on September 3, 2025, pursuant to the Stock Purchase Agreement dated as of that date, Mark Jones (the “Purchaser”) acquired from Opportunity Zones Capital, LLC (the “Seller”) all fifty (50) issued and outstanding shares of the Company’s Special 2022 Series A Preferred Stock.

The Special 2022 Series A Preferred Stock is convertible into common stock of the Company and carries voting rights equivalent to 1,000,000,000 shares of common stock on an as-converted basis. As a result of the transaction and the voting power attached to such preferred stock, effective September 3, 2025, Mr. Jones obtained beneficial ownership and voting control representing approximately 86.37% of the total voting power of the Company’s outstanding capital stock.

Prior to the transaction, control of the Company was exercised by the Seller through its ownership of the Special 2022 Series A Preferred Stock. Following the closing, a change in control of White Fox Ventures, Inc. occurred, with Mr. Jones becoming the controlling stockholder.

To the Company’s knowledge, other than the fifty (50) shares of Special 2022 Series A Preferred Stock acquired pursuant to the SPA, Mr. Jones does not directly own any additional shares of the Company’s common stock or other equity securities. Following the consummation of the transaction, Mr. Jones promptly converted to 1,000,000,000 shares of the Common Stock of the Company.

The information in this Item 5.01 is also responsive, in part, to Item 2.01 and incorporates by reference the description of the transaction and the copy of the SPA filed as Exhibit 10.1 hereto.

Item 8.01 – Other Events

On November 22, 2025, the Board of Directors of White Fox Ventures, Inc. (the “Company”) met and evaluated initiatives related to the expansion and modernization of the Company’s operations. At the meeting, the Board reviewed a series of concepts and strategic directions for discussion. No binding agreements, acquisitions, or operational commitments were entered into as part of this meeting. The Board directed management to work on the following initiatives:

●	Ready-to-Drink (RTD) Product Concepts: Evaluation of the potential introduction of RTD alcoholic beverage products into retail channels.
●	Real Estate and Location-Based Initiatives: Assessment of potential property acquisitions or the purchase of existing leasehold interests, depending on the merits of individual locations.
●	Exploration of a technology-assisted framework intended to provide analytical insights into market trends, product evaluation, and operational optimization.
●	Licensing Partnerships: Evaluate potential licensing agreements to support brand differentiation.
●	Debt Instrument Review: Analysis of the Company’s existing debt obligations.
●	Voluntary Lock-Up Agreements: Authorization for the Company to enter into voluntary 12-month lock-up agreements.
●	Uplisting Strategy: Discussion of Company intentions to pursue potential uplisting to OTCQB.
●	Retention of Independent Auditing Firm: Authorization for management to engage registered accounting firms to prepare for audited financial statements.
●	Non-Binding Letters of Intent: Authorization for management to prepare and, when appropriate, enter into non-binding Letters of Intent for potential acquisitions.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

10.1 Form of Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE FOX VENTURES, INC.

Dated:	November 26, 2025 By:	/s/ Mark A Jones
Mark A Jones
Chairman, President and CEO